ACTION BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

WALL STREET MEDIA CO, INC.

WHEREAS, pursuant to State of Nevada, the Corporation Laws and the Bylaws of this corporation, it is deemed desirable and in the best interests of this corporation that the following actions be taken by the majority stockholders of this corporation pursuant to this Written Consent.

NOW, THEREFORE, BE IT RESOLVED that the undersigned stockholders of this corporation hereby consent to approve and adopt the following:

The cancellation of an indebtedness of $10,000 in the form of a promissory note. Incurred in March of 2014. for the purchase of a domain property. It is the consensus of the majority shareholders of this corporation that it is in the best interest of the corporation to cancel any debt or financial obligation that adds unnecessary indebtedness to the corporation.

RESOLVED, that the Bylaws, which were adopted and approved by the incorporator of this corporation are hereby ratified, approved and adopted as the Bylaws of this corporation. The Bylaws are filed with the state of Nevada, and are a matter of public record.

RESOLVED FURTHER, that the officers of this corporation are, and each acting alone is, hereby authorized to do and perform any and all such acts, including execution of any and all documents and certificates, as said officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions.

RESOLVED FURTHER, that any actions taken by such officers prior to the date of the foregoing resolutions adopted hereby that are within the authority conferred thereby are hereby ratified, confirmed and approved as the acts and deeds of this corporation.

This written consent shall be filed in the Minute Book of this corporation and become a part of the records of this corporation.

Date: July 10th 2014

Signature

Jerrold D. Burden
Printed Name

common
Class of Shares

14,847,705
Number of Shares

Signature

Ronald Teblum

Printed Name

Common

Class of Shares

6, 588.021

Number of Shares